UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                VITA EQUITY, INC.
                                -----------------
                 (Name of small business issuer in its charter)

            Nevada                         3911                  98-0371180
            ------                         ----                  ----------
  (State or jurisdiction of          (Primary Standard        (I.R.S. Employer
incorporation or organization)        Industrial Code        Identification No.)
                                          Number)

                      Suite 314 - 837 West Hastings Street
                  Vancouver, British Columbia, Canada, V6C 3N6
                     (604) 684-6412-phone, (604)642-6411-fax
                     ---------------------------------------
          (Address and telephone number of principal executive offices)

                                   RITE, Inc.
                            1905 South Eastern Avenue
                                Las Vegas, Nevada
                              89104, 1.877.748.3462
                              ---------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of each class    Amount to be   Proposed maximum     Proposed maximum     Amount of
of securities to be    registered     offering price per   aggregate offering   registration fee
registered                            share (1)            price
-------------------    ------------   ------------------   ------------------   ----------------

Common Stock, no par   13,220,000     $ 0.05               $661,000             $ 83.75
value

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

                                   PROSPECTUS

                                VITA EQUITY, INC.
                              A NEVADA CORPORATION

             13,220,000 Shares of Common Stock of Vita Equity, Inc.

The information in this prospectus is not complete and may be changed. These shares cannot be offered or sold, until the registration statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. Common shares will be offered and sold as soon as the registration statement is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED September 15, 2004

This prospectus relates to 13,220,000 common shares of Vita Equity, Inc., a Nevada corporation, which may be resold from time to time by certain of our selling stockholders. Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

(begin boldface)
An Investment in the securities offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

        Investing in the Common Shares Involves Risks, See "risk Factors"
                              Beginning on page 2.
(end boldface)

Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares of our common stock until the registrations statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling stockholders will offer shares at the designated price until their shares are quoted on the Over-The-Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares offered herein will be $0.05 per share.

                      Estimated         Underwriting discounts     Proceeds to
                  Maximum Offering         and commissions            Issuer
                    Price to Public
                 -------------------   ------------------------   -------------
Per Share         $0.05                         $0.00                  $0.00
Total Maximum     $661,000                      $0.00                  $0.00

                                VITA EQUITY, INC.
                                -----------------

                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY...........................................................1

THE COMPANY..................................................................1

THE OFFERING.................................................................1

SELECTED FINANCIAL INFORMATION...............................................2

RISK FACTORS.................................................................3

     Risks Related to the Business...........................................3
     Risks Related to the Industry...........................................5

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS...........................6

USE OF PROCEEDS..............................................................6

DETERMINATION OF OFFERING PRICE..............................................6

DILUTION.....................................................................6

DIVIDEND POLICY..............................................................6

SELLING STOCKHOLDERS.........................................................7

PLAN OF DISTRIBUTION.........................................................8

LEGAL PROCEEDINGS............................................................9

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................10

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT....................11

DESCRIPTION OF SECURITIES...................................................11

EXPERTS.....................................................................12

LIMITATION OF LIABILITY AND INDEMNIFICATION.................................12

DESCRIPTION OF BUSINESS.....................................................13

     History and Background.................................................13
     Products and Services Offered..........................................13
     Marketing and Promotion Strategy.......................................14
     Industry Overview......................................................14
     Competition............................................................14

     Regulatory Background..................................................15

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................15

     Overview...............................................................15
     Result of Operations...................................................16
     Plan of Operations.....................................................17
     Liquidity and Capital Resources........................................17
     Description of Property................................................17
     Certain Relationships and Related Transactions.........................17
     Executive Compensation.................................................18
     Additional Information.................................................18
     Transfer Agent and Registrar...........................................19
     Representations........................................................19

FINANCIAL STATEMENTS........................................................21

INDEPENDENT AUDITORS' REPORT................................................23

PART II.....................................................................35

INDEMNIFICATION OF OFFICERS AND DIRECTORS...................................35

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.................................35

RECENT SALES OF UNREGISTERED SECURITIES.....................................35

EXHIBITS....................................................................36

A.   EXHIBITS...............................................................37
B.   FINANCIAL STATEMENT SCHEDULES..........................................37

UNDERTAKINGS................................................................38

POWER OF ATTORNEY...........................................................38

SIGNATURES..................................................................39

PROSPECTUS SUMMARY
------------------

The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus or incorporated by reference herein. You should review carefully the entire
                                      ------------------------------------------
contents of this prospectus and the financial projections delivered herewith and
--------------------------------------------------------------------------------
consult legal and other professional  advisors having relative  expertise.  Care
--------------------------------------------------------------------------
should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

THE COMPANY
-----------

Vita Equity, Inc. was incorporated July 25, 2000 under the laws of the State of Nevada. Our executive offices are located at Suite 314 - 837 West Hastings Street, Vancouver, British Columbia, Canada, V6C 3N6, ph: (604) 684-6412. On September 20, 2000, we purchased all the outstanding common shares of Vita Equity Inc. (Canada), a manufacturer of high quality jewelry from precious metals and precious stones. We now wholly own Vita Equity Inc. (Canada) which company acts as our operating subsidiary for all our operations.

We currently have one full time employee and utilize approximately six third party contractors for the purchase or raw jewelry materials, the design of product and the manufacture of product. All other business activities are performed by our board of directors.

We have received a going concern opinion from our auditors because we had a net loss of $31,771 for the year ended December 31, 2003 and had a working capital deficiency of $31,684 and stockholders' deficiency of $32,972 as of December 31, 2003. Our auditors have substantial doubt about our ability to continue as a going concern.

THE OFFERING
------------

This prospectus relates to the registration of 13,320,000 shares of our common stock to be sold by selling stockholders identified in this prospectus (the "Shares") that the registrant has agreed to register under the Securities Act of 1933. The shareholders will sell their shares for the duration of this offering at $0.05 per share. The 13,320,000 common shares are restricted securities and therefore cannot be sold unless they are registered or sold in a transaction which is exempt from registration. We intend to apply to the National Association of Securities Dealers, Inc. ("NASD") to have our shares listed on its over-the-counter bulletin board quotation service within one month of our registration statement becoming effective. To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service. Please see Plan of Distribution at page 8 for a detailed explanation of how the securities may be sold.

SELECTED FINANCIAL INFORMATION
------------------------------

The following table presents summary historical consolidated financial information for the six months ended June 30, 2004 and June 30, 2003 (unaudited) and the fiscal years ended December 31, 2003 and December 31, 2002 and certain balance sheet information. The Selected Financial Information should be read in conjunction with the Consolidated Financial Statements and the Notes thereto appearing in this prospectus.

                       Summary of Statement of Operations
                       ----------------------------------

                              June 30, 2004       June 30, 2003     December 31, 2003   December 31, 2002
                               (Unaudited)         (Unaudited)
                             ----------------    ----------------    ----------------    ----------------
Revenues:
   Trade                     $        18,130     $        27,086     $        28,041     $       104,986
   Related Party                      87,651             128,199             132,719                   -
                             ----------------    ----------------    ----------------    ----------------
Total Revenue:               $       105,781     $       155,285     $       160,760     $       104,986

Cost of Sales                       (100,807)           (137,686)           (142,541)            (92,687)
Gross Profit                           4,974              17,599              18,219              12,299

Net Income (Loss)            $       (12,918)    $           274     $       (31,771)    $          (239)
                             ================    ================    ================    ================
Net Income (Loss) Per
   Share - Basic & Diluted   $             -     $             -     $             -     $             -
                             ================    ================    ================    ================
Weighted Average
   Number of Common
   Shares Outstanding
   Basic and Diluted              13,220,000           6,194,003           9,197,589           4,704,110
                             ================    ================    ================    ================

                     Summary of Consolidated Balance Sheets
                     --------------------------------------

                                                    June 30, 2004     December 31, 2003
                                                     (Unaudited)
                                                   ----------------    ----------------
Current Assets
   Cash                                            $         7,433     $         1,140
   Accounts Receivable:
      Trade                                                 19,300                   -
      Related party                                         35,592                   -

Total Assets                                                59,325               1,140

Current Liabilities:
   Accounts Payable and Accrued Liabilities        $       104,294     $        23,538
   Customer Deposit Payable                                      -               9,286

Total Current Liabilities                                  104,294              32,824

Due to Stockholder                                           1,438               1,288

Total Liabilities:                                         105,732              34,112




                                        2




Total Stockholder's Deficiency                             (46,407)            (32,972)

Total Liabilities and Stockholders' Deficiency              59,325               1,140

RISK FACTORS
------------

Any investment in the common stock involves a high degree of risk. Prospective investors should carefully consider the following information about these risks, together with the other information contained in this prospectus, before they decide whether to buy any Shares. If any of the following risks occur, the business, and the results of operations and financial condition would likely suffer. In any such case, the market price of the common stock could decline, and investors might lose all or part of the money they paid to buy the common stock.

All of the  outstanding  shares  of the  company,  including  those  of our only
--------------------------------------------------------------------------------
officer  and  director  of the  company,  are being  registered  and offered for
--------------------------------------------------------------------------------
resale.  We suspect that a substantial  number of our securities will be sold in
--------------------------------------------------------------------------------
the market by our selling  stockholders in the near future which could cause our
--------------------------------------------------------------------------------
share price to decline.  Upon our Registration  Statement  becoming effective to
-----------------------
which this prospectus is a part, our selling stockholders may sell all or part of the 13,320,000 shares being registered in this offering. This creates risk to new investors because all shareholders, including our sole officer and director, are attempting to sell any interest they have in our company. Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate.

Because all of our common  stock is being  registered  for resale,  our business
--------------------------------------------------------------------------------
could be  impacted  if our  President  and our  major  shareholder,  who own and
--------------------------------------------------------------------------------
aggregate of 27.5% of our common stock, sell their common stock to a point where
--------------------------------------------------------------------------------
they would lose the ability to control the direction of the company  through the
--------------------------------------------------------------------------------
voting of those sold  shares.  In that event,  the new  shareholders  could vote
-----------------------------
their shares to, among other things, change the manner in which the business is conducted, remove the current board of directors, remove the current officers, sell the business, or close down the business, any one of which events could cause the shareholders to lose some or all of their invested capital. After the sale of all the common shares owned by Mr. Webb, the president of the company, he intends to operate and grow the company to execute its business plan, if the new controlling shareholders allow him to do so and agree with his management of the company.

There is no active trading market for our common shares therefore  investors may
--------------------------------------------------------------------------------
not be able to sell their shares.  There is currently no active  trading  market
---------------------------------
for our common shares, and as such a market may not develop of be sustained. This poses a risk to investors because they may not be able to sell their shares when they need to for various reasons including the financing of their personal living expenses or in case of emergency.

Shareholders may experience dilution of ownership. We are authorized to issue up
--------------------------------------------------
to 50,000,000 common shares. We have the authority to issue more of the shares, and to determine the rights, preferences and privileges of such shares, without the consent of any of the shareholders. Consequently, the shareholders may experience more dilution in their ownership in the future. Purchasers of shares will experience immediate and substantial dilution in the net tangible book value per share of their investment in the shares. See "Pro-Forma Capitalization", and "Dividend Policy" at page 6.

Risks Related to The Business.
------------------------------

We may be unable to meet future capital requirements.  Since inception,  we have
-----------------------------------------------------
experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect to require working capital to fund our operations. We cannot be certain that additional financing will be available on favorable terms when required, or at all. If we are unable to raise sufficient capital, or are unable to repay the debt, then we may cease operations, become insolvent, declare bankruptcy or be otherwise wound up, all of which may result in the loss of all or substantially all of the investment capital of the shareholders. If we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of the Common Stock and those stockholders may experience additional dilution.

If we fail to respond adequately to change, our clients may use our competitor's
--------------------------------------------------------------------------------
products and services.  Our success will significantly  depend on our ability to
----------------------
design and manufacture new products in a timely fashion that meet changing customer needs and respond to technological changes and evolving industry standards. The markets for custom jewelry products are affected by seasonality, evolving fashion trends and new manufacturing technologies, all of which affect consumer preferences. We may experience difficulties that may delay or prevent the successful development, introduction and marketing of new products and enhancements. New products and enhancements may not be introduced in a timely fashion and may not adequately meet the requirements of the marketplace or achieve market acceptance. If we experience material delays in introducing new services, products and enhancements, customers may forego our products and use those of competitors.

We may be unsuccessful in competing for consumer  spending.  The manufacture and
-----------------------------------------------------------
distribution of jewelry products is highly competitive. We compete with major domestic and international companies, many of which have significantly greater financial, technical, marketing and human resources than we have. While we believe that our manufacturing and design processes result in excellent products, many of which are original in design, we have not applied for any patents in respect of these designs. There can be no assurance that other jewelry manufacturers will not develop similar products, manufacture at lower costs, or develop other competitive advantages over us, thereby providing greater competition for us and materially affecting our business prospects. This affect on our business prospects could cause our revenues to be reduced or to cease all together causing our shareholders to lose some or all of their invested capital.

We may not achieve sufficient brand recognition. We believe that we must achieve
------------------------------------------------
some sales and market share to become profitable. Accordingly, we intend to spend significant amounts on an aggressive brand-enhancement strategy, which may include advertising, promotional programs and public relations activities. Our brand promotion efforts may not be successful or may not sufficiently increase its revenue to cover its advertising and promotional expenses. If this occurs, our investors could lose some or all of their investment.

Because  we depend on third  party  suppliers  and  contract  craftspeople,  any
--------------------------------------------------------------------------------
interruption  in  these   relationships  may  damage  our  ability  to  continue
--------------------------------------------------------------------------------
operations.  We are dependant on a limited number of  third-party  suppliers for
-----------
the raw materials we require for the production of jewelry, and if we fail to develop or maintain relationships with these or other vendors, the raw materials required may cease to be available or may be available only at higher cost or after a long delay. We do not intend to have long-term contracts with any suppliers. We may not be able to procure sufficient quantities of our products on acceptable commercial terms in the future. Any failures in this area may adversely affect our ability to obtain supplies of product which may cause our ability to produce revenues to decrease or cease. This may cause our investors to lose some or all of their investment.

Additionally, we rely on contract craftspeople for the design and manufacture of our jewelry products, and if we fail to develop or maintain relationships with these or other designers or craftspeople, their services may become unavailable to us or may only be available at higher costs. We do not intend to have long-term contracts with these craftspeople. We are in constant competition with other manufacturers who are looking to retain craftspeople to work for them. Any failures on our part in this area may adversely affect our ability to retain these contractors, which may cause our revenues to decrease or cease causing our investors to lose some or all of their investment.

Because we depend on a small group of  qualified  people,  if we cannot hire and
--------------------------------------------------------------------------------
retain  qualified  personnel,  we might be forced to discontinue our operations.
--------------------------------------------------------------------------------
Our success is substantially dependent on the performance of our executive officers and directors, with whom we have no employment or other contracts. Although we believe we will be able to attract, retain and motivate qualified personnel for such purposes, an inability to do so may force us to discontinue our operations or may hinder our ability to market, sell, and enhance products, thereby causing our shareholder to lose some or all of their investment.

Because we custom manufacture jewelry to our customer's  specifications,  claims
--------------------------------------------------------------------------------
may be asserted against the company for infringing intellectual property rights.
--------------------------------------------------------------------------------
If a customer makes a request for us to manufacture a piece of jewelry, the design for which is supplied by the customer, we have no way of knowing whether it is an original design or an idea taken from other sources which may be covered by copyright or trademark protection. If we create a particular piece at that customer's request which closely resembles a piece which is subject to copyright or trademark protection, action may be taken against us for violation of such copyright or trademark. Other parties may assert infringement or unfair competition claims against us. We cannot predict whether those parties will do so, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any infringement claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product manufacture delays. Further, the outcome of a dispute may be that we would have to account for profits received from such infringement or enter into royalty or licensing agreements with the infringed party. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all, in which case, we may be forced to discontinue our operations. Fines, accounting for profits and/or a decrease in revenues may all contribute to our investors losing some or all of their investment.

Because we currently sell all of our  manufactured  product to two clients,  any
--------------------------------------------------------------------------------
interruption  in or change in these  relationships  may  cause our  revenues  to
--------------------------------------------------------------------------------
decrease or cease. Sales to two customers aggregated 100% of our total sales for
------------------
the years ended December 31, 2003 and 2002. For the years ended December 31, 2003 and December 31, 2002, one customer, a related party, accounted for 82% and 100% of the sales respectively. In addition, sales to two customers aggregated 100% of our total sales for the six months ended June 30, 2004 and June 30, 2003 respectively. For the six months ended June 30, 2004 and the six months ended June 30, 2003, one customer, a related party, accounted for 83% and 83% of the sales respectively. In this stage of our development, we have only attracted the interest of two clients for whom we manufacture jewelry. As our client base is not yet widely dispersed, a loss of only one of these clients would have a detrimental effect on our business and revenues and could cause our stockholders to lose some or all of their invested capital.

Because our current or proposed insurance  coverage may not be adequate,  we may
--------------------------------------------------------------------------------
incur uninsured  losses.  There is no assurance that we will not incur uninsured
------------------------
liabilities and losses as a result of the conduct of our business. We intend to maintain comprehensive liability and property insurance at customary levels. We intend to evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, our shareholders could lose their invested capital.

Risks Related to The Industry
-----------------------------

Because  most  jewelry  purchases  are  discretionary  in nature,  a downturn in
--------------------------------------------------------------------------------
general  economic  conditions  may  cause  our  revenues  to  decrease.  Jewelry
-----------------------------------------------------------------------
purchases are discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions that affect disposable consumer income such as: employment; wages and salaries; business conditions; interest rates; availability of credit; and taxation for the economy as a whole and in regional and local markets where we operate. There can be no assurance that consumer spending will not be adversely affected by general economic conditions and negatively impact our results of operations or financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse affect on our net sales and profitability. Furthermore, any downturn in general or local economic conditions in the markets in which we operate could materially adversely affect our collection of outstanding customer accounts receivables.

Because diamond and precious stone  exploration is speculative,  our success may
--------------------------------------------------------------------------------
be affected by any  downturn in the success of this  industry.  Exploration  for
--------------------------------------------------------------
diamonds and other precious stones may be speculative in certain areas, even when conducted on land which is believed to contain significant deposits of diamonds or other precious stones. Our operations may be subject, from time to time, to some of the risks normally incident to exploring or developing deposits of diamonds and other precious stones. Our financial success may depend to a large extent on the continued success of others in mining known deposits of diamonds and other precious stones and on the future success of finding additional rich deposits. In the event, such exploration becomes more difficult, or more scarce, the prices of our raw materials could increase significantly or if no new deposits are founds as other are exhausted, such stones could become unavailable. In either case, our revenues may decrease or cease and investors would lose some or all of their invested capital.

Supply and price  fluctuations  may impair our ability to supply products to our
--------------------------------------------------------------------------------
customers  and may reduce our profit  margin on items  sold.  Our  success  will
------------------------------------------------------------
depend to a degree on the prices that we will have to pay for the acquisition of inventories of diamonds and other precious stones. Most diamonds are sold at monthly "sights" typically conducted in the offices of the Diamond Trading Company in London or other diamond syndicates. Although the buyer may present a list of diamond requests as a "sight", the buyer is usually presented with a parcel of uncut stones to examine. The buyer must either purchase or reject the entire package at the presented price without choosing among the various stones. In the event he or she chooses to purchase the entire package, some of the contents may be of such sizes or qualities as to be undesirable or difficult to sell by the buyer. This has the effect of increasing the cost of the balance of the desirable stones in the package. Because we purchase our stones from third party purchasers of "sights", the price fluctuations to which he or she is subject will be passed on to us. If we do not properly estimate or costs of raw materials or if the price increases substantially, our shareholders may lose some or all of their investment.

Moreover, the marketing arm of DeBeers Consolidated Mines, Ltd., the Central Selling Organization ("CSO"), possesses considerable influence over the world supply and price of diamonds, supplying approximately 80% of the world's demand for rough diamonds over the past several years. The continued availability of diamonds to our suppliers is materially dependent on the political and economic situation, the supply and demand for such gems, the cost of exploration and development, the confidence or lack thereof in various mediums of exchange (including the dollar) and foreign governmental regulation. If there is a supply interruption, we may not be able to fill orders that we receive for these products. We expect to be subject to other supply risks, including fluctuations in the prices of precious gems and metals. Presently, we do not engage in any activities to hedge against possible fluctuations in the prices of precious gems and metals. However, if fluctuations in these prices are unusually large or rapid and result in prolonged higher or lower prices, we cannot assure that the necessary retail price adjustments can be made quickly enough to prevent us from selling product below its actual cost to us which would result in losses or we may not reduce our prices fast enough to remain competitive in this market, thereby reducing our sales.

Because  the  diamond  and  precious   stone  industry  is  subject  to  various
--------------------------------------------------------------------------------
regulations,  any failure to comply with regulations  and/or any material change
--------------------------------------------------------------------------------
in the  regulations  could affect our  business.  Recent  discoveries  since the
------------------------------------------------
1960's of diamond deposits in foreign countries, such as Russia and Israel, including well known diamond deposits located in India, South Africa and Belgium, have exposed the diamond and precious stone industry to increased foreign government regulation regarding mining and production of diamonds. The exploration and mining of diamond deposits include laws and regulations with respect to safety and environmental concerns. In addition, because of the nature of the industry, many foreign countries have imposed regulations regarding the marketing of diamonds, which include laws focusing on increased security of black-markets. Such regulations and legislation, if increased or adversely changed by foreign governments, may adversely affect the availability, demand or price of diamonds and thus our business. The adverse effects may cause our revenues to decrease or cease and our investors would lose some or all of their investment.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
--------------------------------------------------

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled "Risk Factors", "Use of Proceeds" and "Management Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward looking statements". These statements can be identified by forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "should", "goal", "plan", "intend", or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

     (a)  general economic conditions;
     (b)  performance of financial markets;
     (c)  changes in laws and regulations;
     (d)  changes in political environment; and
     (e)  competition;

USE OF PROCEEDS
---------------

The shares of common stock offered hereby are being registered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.

DETERMINATION OF OFFERING PRICE
-------------------------------

The offering price of the 13,220,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.
Additionally, because we have no significant operating history and have not generated significant revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business.

DILUTION
--------

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

DIVIDEND POLICY
---------------

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our common stock. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

SELLING STOCKHOLDERS
--------------------

The following list of selling stockholders includes: (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.

The selling stockholders' table consists of shareholders that received shares as a result of their employment with us and shareholders that purchased our common stock pursuant to a private offering, which satisfies the requirements of either Rule 506 of Regulation D or Regulation S of the Securities Act of 1933, as amended ("Regulation S").

In July, 2000, upon our incorporation, we issued 20,000 of our common shares to Mr. George Polyhronopoulos pursuant to Rule 506 of Regulation D at the cost of $0.001 per common share. This issuance was compensation for services provided by Mr. Polyhronopoulos which included incorporating the Company and acting as our first Director and officers. Between September 15, 2000 and January 31, 2001, pursuant to Rule 504 of Regulation D, we received subscription agreements from certain investors to purchase an aggregate of 12,300,000 of our common shares, at a purchase price of either $0.001 or $0.50 per common share for total gross proceeds to us of $62,200. On or about March 1, 2003, the Company authorized the cancellation of all shares issued pursuant to this offering and refunded all the money received pursuant thereto. Between April 1, 2003 and June 30, 2003, pursuant to Regulation S, the Company received and accepted subscription agreements from certain investors to purchase an aggregate of 13,200,000 of our common shares, at a purchase price of $0.001 per common share for total gross proceeds to us of $13,200.

The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.

As of  September  15,  2004,  there were  13,220,000  shares of our common stock
outstanding.   None  of  our  selling   shareholders   in  this  prospectus  are
broker-dealers or affiliates of broker-dealers.

                                                    Shares of Common     Shares of Common
                            Amount of Beneficial    Stock Being          Stock Beneficially
Name of Beneficial          Ownership Prior         Sold Pursuant to     Owned After This
Owner                       to This Offering(1)     This Prospectus(2)   Offering.
-------------------------   ---------------------   ------------------   ------------------
                            NUMBER       PERCENT    NUMBER               NUMBER    PERCENT

Stuart McPherson            2,165,000      16.4%    2,165,000                0        0%
Elvira Stinghi                605,000       4.6%      605,000                0        0%
Gianpaolo Stinghi             600,000       4.5%      600,000                0        0%
Salvatore Matino              575,000       4.3%      575,000                0        0%
Dwight Webb                 1,500,000      11.3%    1,500,000                0        0%
Alessandra Bordon             595,000       4.5%      595,000                0        0%
Alexander Ozer                600,000       4.5%      600,000                0        0%
Claudia Cusano                525,000       4.0%      525,000                0        0%
Franco Perrotta               600,000       4.5%      600,000                0        0%
Marcella Cusano               550,000       4.2%      550,000                0        0%
Nazarino Matino               600,000       4.5%      600,000                0        0%
Nuvo Magazine, Ltd.           610,000       4.6%      610,000                0        0%
Gianni Meneghin               600,000       4.5%      600,000                0        0%
Donald Currie                 605,000       4.6%      605,000                0        0%
George Polyhronopoulos        320,000       2.4%      320,000                0        0%
Jeffrey Miller                595,000       4.5%      595,000                0        0%
Hon Chiu Wong                 575,000       4.3%      575,000                0        0%
Wei Xin He                    100,000        *        100,000                0        0%
Marie Cavak                   100,000        *        100,000                0        0%
Ruby Montgomery               100,000        *        100,000                0        0%
Albert Hu                     100,000        *        100,000                0        0%
Yi Zing Zhou                  100,000        *        100,000                0        0%
Dallas Thompson               100,000        *        100,000                0        0%
Jennifer Crosby               100,000        *        100,000                0        0%
Shawn Crosby                  100,000        *        100,000                0        0%
Simmy Mui                     100,000        *        100,000                0        0%
John Ng                       100,000        *        100,000                0        0%
-------------------------------------------------------------------------------------------
TOTAL (3)                  13,220,000       100%   13,220,000
==============================================================

*    Less than 1%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. The named party beneficially owns and has sole voting and investment power over all shares or rights to those shares. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. With the exception of Dwight Webb, President and Director and George Polyhronopoulos, former Director and Officer, none of the selling shareholders or their beneficial owners:
     - has had any material relationship with the Company other than as a shareholder at any time; or
     - has ever been an officer or director of the Company or any of its predecessors or affiliates.

(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.


                                        8




(3) As of the date of this prospectus, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

PLAN OF DISTRIBUTION
--------------------

The selling stockholders will sell their shares for the duration of this offering at $0.05 per share. We intend to apply to the National Association of Securities Dealers, Inc. ("NASD") to have our shares listed on its over-the-counter bulletin board quotation service within one month of our registration statement becoming effective. To date, no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. The selling stockholders may use one or more of the following methods when selling shares:

     - ordinary brokerage transactions in which the broker-dealer solicits purchasers;
     -    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;
     -    privately negotiated transactions;

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market price.

     -    a combination of any such methods of sale; and
     -    any other method permitted pursuant to applicable law.

To date, no broker-dealer has been engaged. When a broker-dealer is engaged by the selling stockholders, the engaged broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Financial Department. The cleared broker-dealer may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts for the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transaction involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of the shares. We estimate these fees and expenses to be $11,709.53, which will be paid from revenues, future sales of securities or future borrowings. Any offering expenses that exceed our cash on hand will have to be paid from future borrowings or future sales of securities as necessary.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less that U.S. $5.00 per share, subject to certain exceptions. Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks. The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
(i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The administration requirements imposed by these rules may reduce the liquidity of our common shares.

LEGAL PROCEEDINGS
-----------------

We are not aware of any material legal proceedings against us. We may however be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------

The following table sets forth certain information regarding the executive officers and directors of Branson Jewelry (USA), Inc. as of September 15, 2004.

Name                   Age      Title                         Term of
----                   ---      -----                         --------

Dwight Webb             53      President, Chief              1 Year
                                Executive Officer,
                                Chair of the Board

Michael Hu              39      Director, Chief               1 Year
                                Financial Officer,

Mauro Baessato          50      Secretary and Treasurer       1 Year

Dwight Webb
-----------

Mr. Webb was appointed to the Board of Directors in August 2000 to serve for a term of one year. Mr. Webb brings over twenty-eight years of direct jewelry experience to the Company. From approximately May, 1995 to January 1, 2003, Mr. Webb was employed by Montecristo Jewellers in Vancouver, British Columbia, Canada as a salesperson, primarily responsible for assisting clients in designing custom jewelry items as well as assisting clients in selecting the appropriate loose gems and metals from which the custom piece would be made. From approximately September of 1992 to April, 2003, Mr. Webb was employed by Jem Software Systems located in Surrey, British Columbia, Canada. Mr. Webb was the Vertical Sales Marketer. From 1972 to 1992, Mr. Webb was employed by Peoples Jewellers Ltd., as its British Columbia Area Manager which placed him in charge of approximately 13 stores and over 100 employees in the Province of British Columbia.

In addition to Mr. Webb's extensive business experience, he successfully completed the Graduate Jeweller degree from the Canadian Jewellers Association.

Michael Hu
----------

Mr. Hu was appointed to the Board in January 2001 to serve for a term of one year. Mr. Hu brings over twenty years of entrepreneurial experience to the Company. For the same amount of time, Mr. Hu has been a self-employed businessperson in the food and beverage industry. From February 1999, to May, 2004, Mr. Hu was a Director of Tasker Capital Corp, a fully reporting company to the Securities Exchange Commission, which is in the business of resource property acquisition and exploration.

Mauro Baessato
--------------

Mr. Baessato was appointed to the positions of Director, Secretary and Treasurer in August, 2000, Mr. Baessato resigned from the position of Director in April 2003 but remains the treasurer and secretary for the Company. From January 2001 to the present, Mr. Baessato has been employed as the secretary for Tryx Ventures Corp., a British Columbia corporation involved in the exploration of resource properties. From November 1999 to March 2001, he was a Personal Banker for the Canadian Imperial Bank of Commerce in Vancouver, British Columbia. From August 1997 to November 1999, Mr. Baessato was the Internet Consultant for the Italian Chamber of Commerce in Vancouver, British Columbia and from 1994 to 1996, he held the position of Assistant Editor for L'Eco D'Italia newspaper in Vancouver, British Columbia.

Mr. Baessato receiced a certificate of completion for the Canadian Securities Course from the Canadian Securities Institute in 1999.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT
--------------------------------------------------------

The following table sets forth, as of September 15, 2004, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

                             AMOUNT AND NATURE           PERCENT OF
                             OF BENEFICIAL SHARES        OUTSTANDING
         NAME                OWNED                       OWNERSHIP
------------------------     -----------------------     -----------

Dwight Webb                  1,500,000 common shares       11.3%
Michael Hu                   --------                       0.0%
Mauro Baessato               --------                       0.0%
Stuart McPherson             2,165,000 common shares       16.4%
------------------------

DESCRIPTION OF SECURITIES
-------------------------

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation, copies of which are available upon request by contacting us at (604) 684-6412.

General
-------

The total amount of common shares authorized for issuance by our Articles of Incorporation is 50,000,000. As of September 15, 2004, there were 13,220,000 shares of common stock issued and outstanding and 27 stockholders of record. There has been no issuance of any warrants or options to date. There has been no issuance of any preferred stock, dividend, voting, conversion rights, liquidation rights and other rights of the preferred stock, if any, will be established by our Board of Directors upon issuance. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each holder of common stock shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there are four members on our Board of Directors. There are no preemptive rights associated with the securities and no cumulative voting is authorized by our Articles of Incorporation or our By-Laws.

Dividend Rights
---------------

Purchasers of the Shares offered hereby will participate in dividends based upon the number of Shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide, that the Board of Directors may, from time to time declare, and we may pay dividends on our outstanding shares in the manner and upon the terms and conditions provided by law.

We have never declared or paid any cash dividends on our voting ordinary shares. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

Redemption
----------

Subject to the provisions of The Nevada Revised Statutes, Chapter 78, we may:

(a) issue shares on terms that they are to be redeemed or are liable to be redeemed at our option on such terms and in such manner as our directors may, before the issue of such shares, determine;

(b) purchase our own shares (including any redeemable shares) on such terms and in such manner as our directors may determine and agree with the selling shareholder; and

(c) make a payment in respect of the redemption or purchase of our own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

Liquidation Rights
------------------

If we shall be wound up (whether the liquidation be voluntary, under the supervision of or by the Court, the liquidator may, with the required authority, divide among the shareholders in specie or kind the whole or any part of our assets, and whether or not the assets shall consist of property of one kind or properties of different kinds, and may for such purpose set such value as he deems fair upon one or more or classes of property, and may determine how such different classes of shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the liquidator with the like authority shall think fit, and our liquidation may be closed and dissolved.

Certain Provisions of the Articles of Incorporation
---------------------------------------------------

Our Articles of Incorporation provide that we may indemnify any and all of our directors, officers, employees or agents or former directors, officers, employees or agents or any person or persons who may have served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which we own capital stock or of which we are a creditor, to the full extent permitted by law; and such indemnity shall include, but not be limited to, the expense, including the cost of any judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a director, officer, employee or agent as herein provided. The foregoing right of indemnity shall not be exclusive of any other rights to which any directors, officer, employee or agent may be entitled as a matter of law or which may be lawfully granted.

EXPERTS
-------

Weinberg & Company, P.A., have audited our financial statements included in this Prospectus. These financial statements are incorporated by reference in reliance on Weinberg & Company's report, due to their authority as experts in accounting and auditing.

Weinberg & Company, P.A. (auditors) was not employed on a contingent basis in connection with the registration or offering of our common stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION
-------------------------------------------

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of the Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any director or officer of the company for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS
-----------------------

History and Background
----------------------

Vita Equity, Inc. was incorporated on July 25, 2000 in the State of Nevada, at which time Mr. George Polyhronopoulos was appointed to the positions of Director, President, Secretary and Treasurer of the Company. Our authorized capital consists of 50,000,000 common shares. Upon incorporation, we issued 20,000 of our common shares to Mr. Polyhronopoulos pursuant to Rule 506 of Regulation D at the cost of $0.001 per common share. This issuance was compensation for services provided by Mr. Polyhronopoulos which included incorporating the Company and acting as our first Director and holding all offices. On August 1, 2000, Mr. Polyhronopoulos' resignation from all positions held by him was accepted, Mr. Dwight Webb was elected to the positions of director and president and Mr. Mauro Baessato was appointed director, secretary and treasurer.

On September 15, 2000, the Board authorized management to proceed, on a best efforts basis, with an offering of up to 15,000,000 of our common shares pursuant to Regulation D, Rule 504 to non-United States residents at the cost of $0.001 per share. In addition, the Board authorized management to enter into an agreement of purchase and sale with Vita Equity, Inc. (Canada), a British Columbia corporation in order to acquire all of this issued and outstanding shares of that corporation such that it becomes a wholly owned subsidiary of the Company. Vita Equity, Inc. (Canada) was in the business of manufacturing high quality jewelry from gold, platinum and precious stones through third party contractors.

Between September 15, 2000 and September 30, 2000, pursuant to the offering described above, we received subscription agreements from certain investors to purchase an aggregate of 12,300,000 of our common shares, at a purchase price of $0.001 per common share for total gross proceeds to us of $12,200. The offering was closed by way of Board resolution on September 30, 2000.

On or about September 20, 2000, we entered into an agreement of purchase and sale agreement whereby we acquired all the issued and outstanding shares in Vita Equity, Inc. (Canada) which was in the business of manufacturing high quality jewelry from gold, platinum and precious stones. We paid a total of $8,000 for said shares.

On January 1, 2003, Mr. Michael Hu was appointed to the Board of Directors.

In January, 2001, we received a subscription agreement from one investor for the purchase of 100,000 common shares at the price of $0.50 per common share for total proceeds to us of $50,000.

On or about March 1, 2003, the Company authorized the cancellation of all shares issued pursuant to the above referenced offerings and refunded all the money received pursuant thereto. Between April 1, 2003 and June 30, 2003, pursuant to Regulation S, the Company received and accepted subscription agreements from certain investors to purchase and aggregate of 13,200,000 of our common shares, at a purchase price of $0.001 per common share for total gross proceeds to us of $13,200. Shares represented by these subscriptions were issued by our transfer agent on July 15, 2003.

On April 13, 2003, Mr. Mauro Baessato resigned as Director.

We currently employ one person, namely Dwight Webb, who is responsible for all our business activities.

Products and Services
---------------------

We believe that our business strategy is expected to enable us to become well-recognized and reputable for our creative and unique designs in the custom jewelry industry. We believe that we have the ability to leverage our expertise and existing customers to potentially increase sales in the much larger markets of Canada and the United States.

Jewelry
-------

We design, manufacture and repair jewelry using diamonds and other precious gemstones such as rubies, sapphires and emeralds. We design and manufacturer virtually all kinds of modern jewelry including necklaces, earrings, rings, bracelets and other ornaments, the prices for which are determined on an individual piece by piece basis depending on the intricacy of the design and manufacture process and the selection of materials to be used in creating each piece.

Once a client makes a request for a piece of jewelry to be made, we assist them in the design of the piece and the selection of the type of precious metal and precious stone(s) for their piece. In the event, we do not have the raw materials in inventory, which are required for the particular piece, they are acquired by us. To create our jewelry, we employ the services of third party jewelers who are responsible for assisting in the final design of the piece and the manufacturing of the piece of jewelry for presentation to the customer. In this regard, we have available to us, several jewelers and/or goldsmiths with varied backgrounds and styles. For each particular piece of jewelry, the appropriate contractor is chosen to ensure compliance with the customer's desires. This enables us to offer a variety of styles to the customer and by using a variety of contract craftspeople, customers are ensured to receive a unique piece. In this way, we are able to meet a wide variety of requests with respect to our customer's jewelry needs.

Our precious metals and precious stones are acquired from wholesalers with whom we have relationships.

Our prices are generally set based upon the cost of the stone, the cost of the precious metals, the cost of the contract craftsperson's labor and thereafter a general mark-up.

Marketing and Promotion Strategy
--------------------------------

To date, our marketing efforts have consisted of word-of-mouth advertising. In the future, we intend to attract additional customers through existing relationships, trade shows, product presentations and/or advertising in trade publications.

We intend to create a portfolio of designs that we have manufactured to date and may include some designs that demonstrate our craftsperson's manufacturing capabilities. Once this is created, we intend to use it in our marketing efforts. We are also considering the establishment of a website to which customers may be referred to view our capabilities and through which customers may be able to interact with us in respect to the selection of the stones to be used in the pieces and in the design process.

Industry Overview
-----------------

Traditional Jewelry Manufacturing Market. The jewelry products market includes a
-----------------------------------------
broad selection of product categories, including rings, necklaces, pendants, bracelets, earrings, pins, watches, and loose gems and diamonds.

Traditional  Manufacturing of Jewelry Products.  We believe that the traditional
-----------------------------------------------
manufacturers of jewelry and jewelry related products in the United States and Canada today can be grouped as follows:

     1. High-end brand name manufacturers, often sold through brand named retail outlets which often strive to provide a high level of customer service and a knowledgeable sales staff, typically offering a limited selection of mid-range to high-end products designed exclusively by the company without any input from the customer;

     2.   Middle  range  manufacturers,   which  tend  to  manufacture  a  broad
selections of low-end to mid-range products in mass amounts for broad distribution to the general public through department stores and/or jewelry stores, typically offering limited product-specific customer service and no custom design services; and

     3. Custom jewelry designers and manufacturers which operate on a very small scale out of one or more retail locations and manufacture a small number of pieces per year for sale in their own store(s);

Competition
-----------

The manufacture and distribution of jewelry products is a highly competitive industry. We compete with major domestic and international companies, many of which have significantly greater financial, technical, marketing and human resources than we have. While we believe that the individual treatment and interaction with our customers provides us with a competitive edge over mass manufacturers in certain markets.

Regulatory Background
---------------------

Our operations may be subject to government regulation. Recent discoveries since the late 1960's of diamond deposits in foreign countries, such as Russia and Israel, including the well known diamond deposits located in India, South Africa and Belgium, have exposed the diamond and precious stone industry to increased foreign government regulation regarding mining and production of diamonds. The exploration and mining of diamond deposits include laws and regulations with respect to safety and environmental concerns. In addition, because of the nature of the industry, many foreign countries have imposed regulations regarding the marketing of diamonds, which include laws focusing on increased security and black markets. Such regulations and legislation, if increased or adversely changed by foreign governments, may adversely affect the availability, demand or price of diamonds and thus our business operations.

Disclosure
----------

We are a reporting company and therefore will be filing forms 10-QSB quarterly reports and forms 10-KSB annual reports with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we intend to be an electronic filer and as such, all items filed by us are available through an Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.

MANAGEMENT  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  AND  RESULTS OF
--------------------------------------------------------------------------------
OPERATIONS
----------

Overview
--------

We have received a going concern opinion from our auditors because we have had a net loss of $31,771 for the year ended December 31, 2003 and had a working capital deficiency of $31,684 and stockholders' deficiency of $32,972 as of December 31, 2003. Our auditors have substantial doubt about our ability to continue as a going concern.

For the period ended June 30, 2004 and the fiscal year ended December 31, 2003, we have been experienced minimal revenues. We have incurred losses during these periods and expect our losses to continue into the foreseeable future.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Our operating expenses are classified into six categories:

     -    Professional Fees
     -    Management Salaries
     -    Rent
     -    Consulting Fees
     -    Agent and Transfer Fees
     -    Bank Charges and Interest

The six month periods ended June 30, 2004 and June 30, 2003
-----------------------------------------------------------

Professional Fees consist of our accounting, audit and legal fees that amounted to $9,492 and $8,733 for the six months ended June 30, 2004 and the six months ended June 30, 2003 respectively.

Management Salaries consist of salary paid to management and amounted to $4,487 and $2,757 for the six months ended June 30, 2004 and the six months ended June 30, 2003 respectively.

Rent refers to office space rented for our executive offices and amounted to $3,366 and $3,101 for the six months ended June 30, 2004 and the six months ended June 30, 2003 respectively.

Consulting Fees refers to fees paid to individuals for services performed for the Company on a contract basis and amounted to $0.00 and $2,412 for the six months ended June 30, 2004 and the six months ended June 30, 2003 respectively.

Agent and Transfer Fees consists of amounts paid by the Company to its registered agent(s) for maintaining its corporate existence and amounts paid to our Transfer Agent for issuing share certificates and maintaining the corporate register which amounted to $410 and $198 for the six months ended June 30, 2004 and the six months ended June 30, 2003 respectively.

Bank Charges and Interest refers to amount paid by us in bank service fees and interest on our bank accounts which amounted to $137 and $124 for the six months ended June 30, 2004 and the six months ended June 30, 2003 respectively.

The fiscal years ended December 31, 2003 and December 31, 2002
--------------------------------------------------------------

Professional Fees amounted to $33,070 and $3,234 for our fiscal years ended December 31, 2003 and December 31, 2002 respectively.

Management Salaries amounted to $7,135 and 3,820 for our fiscal year ended December 31, 2003 and our fiscal year ended December 31, 2002 respectively.

Rent amounted to $6,422 and $4,457 for our fiscal year ended December 31, 2003 and our fiscal year ended December 31, 2002 respectively.

Consulting Fees amounted to $2,497 and $0.00 for our fiscal year ended December 31, 2003 and our fiscal year ended December 31, 2002 respectively.

Agent and Transfer Fees amounted to $603 and $848 for our fiscal year ended December 31, 2003 and our fiscal year ended December 31, 2002 respectively.

Bank Charges and Interest amounted to $263 and $179 for our fiscal year ended December 31, 2003 and our fiscal year ended December 31, 2002 respectively.

Results of Operations
---------------------

We lost $12,918 for the six months ended June 30, 2004 and had income of $274 for the six months ended June 30, 2003 respectively and lost $31,771 and $239 for the fiscal year ended December 31, 2003 and the fiscal year ended December 31, 2002 respectively. These losses are attributed to the costs incurred to establish our corporate structure, establish bank accounts, acquire our operating subsidiary, pay our consulting fees and management salary, to maintain the corporation(s) and the payment of professional fees.

We expect our professional fees to remain at the current level or increase by a small amount for the next year for several reasons. Our audit fees for the six months ended June 30, 2004 and for the fiscal year ended December 31, 2003 are quite high in that we had to prepare the within audited financial statements for greater than a one year period. Once we become a fully reporting issuer, we will be required to filing the requisite quarterly and annual reports with the Securities and Exchange Commission but expect the overall cost to be less since we are now caught up on the bookkeeping and audit. We are also optimistic that our business activities will increase, which will require auditing procedures over a broader transaction base. In addition, legal fees payable are expected to increase next year as we incur expenses to prepare registration statements and periodic reports that will be required of us. We estimate our professional fees to be approximately $35,000.

We expect our Management Salaries to remain at the same level in the coming year. No increase in these fees has been authorized and none is anticipated.

We do not expect our Rent to increase over the next year and expect it to remain at its current level.

We do not expect our consulting fees to increase over the next year but expect them to remain at their current levels.

We expect our Agent and Transfer Fees to remain at their current levels throughout the next year as we are not planning to incorporate any new companies nor are we expecting to issue any additional shares of our common stock. We simply need to maintain our current corporate structure.

We expect our bank charges to increase over the next year because we expect our business to increase resulting in an increase of transactions through our bank accounts on which appropriate service charges will be applied. We anticipate our Bank and Interest charges to be approximately $400.

Sales to two customers aggregated 100% of our total sales for the years ended December 31, 2003 and 2002. For the years ended December 31, 2003 and December 31, 2002, one customer, a related party, accounted for 82% and 100% of the sales respectively. In addition, sales to two customers aggregated 100% of our total sales for the six months ended June 30, 2004 and June 30, 2003 respectively. For the six months ended June 30, 2004 and the six months ended June 30, 2003, one customer, a related party, accounted for 83% and 83% of the sale respectively.

Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development stage companies in a rapidly evolving and highly fragmented market. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we have revenues, we cannot assure you that the revenues will increase to the point of profitability or even that they will remain at current levels.

Plan of operations
------------------

During the next twelve months, we intend to continue soliciting new clients interested in purchasing our products. If deemed necessary, we will consider raising funds through various means including private placements of debt and/or equity securities and/or borrowing funds to enable us to sustain and increase our business. Our main focus will be to serve our existing clients with a view to increasing their reliance on us and their expenditures with us and to seek out additional clients with whom we could develop revenue generating relationships.

Based on our current cash on hand, current revenue levels, and our current and anticipated expenditures, we will require approximately $50,000 to maintain our operations for the next twelve months. We expect to realize this amount from our current accounts receivable and from future sales.

Liquidity and Capital Resources
-------------------------------

Since the date of our incorporation, we have raised $13,220 through private placements of our common shares.

Our operating activities have used cash and non-cash resources of approximately $12,918 to the end of the six months ended June 30, 2004 and $31,771 to the end of our fiscal year ended December 31, 2003.

As at June 30, 2004, we had cash and cash equivalents of $7,433 and as at December 31, 2003 we had cash and cash equivalents of $1,140. If cash generated from operations is insufficient to meet our short and long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Such funding may not be available on favorable terms or at all.

Description of Property
-----------------------

We operate from offices located at Suite 314 - 837 West Hastings Street, Vancouver, British Columbia, Canada, V6C 3N6, ph: 604.684.6412. These facilities are rented pursuant to a lease which has been once renewed and is due to expire in September 2005 unless renewed. The monthly rent due under the lease is CDN $750. It is expected that these facilities will be sufficient for our purposes for the foreseeable future.

Certain Relationships and Related Transactions
----------------------------------------------

We intend that any transactions between us and our officers, directors, principle stockholders, affiliates, customers or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date, several related party transactions have taken place.

We were originally organized by one of our former Directors who was given 20,000 common shares in exchange for his service to the Company related to its organization.

We entered into the following transactions with related parties:

                  Six Months Ended  Six Months Ended     Year Ended         Year Ended
                   June 30, 2004     June 30, 2003    December 31, 2003  December 31, 2002
                  ----------------  ----------------  -----------------  -----------------
     Sales        $     87,651      $     128,199     $     132,719      $     104,986
     Consulting   $          -      $       2,412     $       2,497      $           -
     Rent         $      3,366      $       3,101     $       6,422      $       4,457

Related party sales represent sales to a company owned by a beneficial stockholder of the Company. At June 30, 2004, $32,592 was due from the related party for sales. Also, at December 31, 2003, the Company has a deposit payable to this related party amounting to $9,286.

For the year ended December 31, 2003, an officer of the Company performed financial consulting services for the Company amounting to $2,497 (June 30, 2003
- $2,412).

The Company leases office space from a company owned by a beneficial stockholder of the Company. In October 2003, the Company renewed the lease, which now expires in September 2005 and requires monthly lease payments of $561. Included in accounts payable at June 30, 2004 is $6,139 and at December 31, 2003, $2,900 due to the related party for rent. Minimum lease payments under the renewed lease are $9,000 CAD and $6,750 CAD for 2004 and 2005, respectively.

Executive Compensation
----------------------

The following table sets forth the salaries and directors' fees we expect to pay to our executives on an annual basis.

                                                          Directors'   Stock based   Stock based
Person                    Position            Salary(1)     fees(2)    Inducements   Compensation
-----------------   --------------------   ------------   ----------   -----------   ------------
Dwight Webb               President,          $12,000         Nil          Nil            Nil
                    Chair of the Board,
                    Treasurer, Principal
                     Financial Officer,
                    Principal Accounting
                          Officer
Michael Hu                Director              Nil           Nil          Nil            Nil
Mauro Baessato           Secretary              Nil           Nil          Nil            Nil
-------------------------------------------------------------------------------------------------

(1) We have not entered into any employment agreements with Mr. Webb or Mr. Baessato. We intend on compensating Mr. Webb as an employee and/or as a director in the future at market rates once the company becomes profitable.

(2)  There are no standard arrangements for the compensation of directors.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at our next Board of Directors' meeting.

Changes in and  Disagreements  with  Accountants  on  Accounting  and  Financial
--------------------------------------------------------------------------------
Disclosure
----------

Our consolidated financial statements for the years ended December 31, 2003 and 2002 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Weinberg and Company, P.A., independent auditors, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Weinberg and Company, P.A. as experts in auditing and accounting. None of the reports of Weinberg and Company, P.A. on our consolidated financial statements for either of the past two years or the interim period contains an adverse opinion or disclaimer of opinion, and none was modified as to uncertainty, audit scope or accounting principles. Their report on our consolidated financial statements for the year ended December 31, 2003 contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 5 to the consolidated financial statements. See "Financial Statements" beginning on page F-1. There were no disagreements with Weinberg and Company, P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Additional Information
----------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all of the information contained in the registrations statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar
----------------------------

Our transfer agent is Holladay Stock Transfer, Inc. with offices at 2939 North 67th Place, Scottsdale, Arizona, 85251, ph: 480.481.3940; fax: 480.481.3941.

Representations
---------------

No finder, dealer, sales person or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

                         VITA EQUITY INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003 AND
                            JUNE 30, 2004 (UNAUDITED)

                                VITA EQUITY INC.
                                ----------------




                                    CONTENTS
                                    --------


PAGE 23        INDEPENDENT AUDITORS' REPORT

PAGE 24 CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003

PAGE 25 CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED) AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGE 26 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 2003

PAGE 27 CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED) AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGE 28-34     NOTES TO  CONSOLIDATED  FINANCIAL  STATEMENTS AS OF JUNE 30, 2004
               (UNAUDITED) AND DECEMBER 31, 2003.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



To the Board of Directors and Stockholders of Vita Equity Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Vita Equity Inc. and Subsidiary as of December 31, 2003 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vita Equity Inc. and Subsidiary as at December 31, 2003 and the consolidated results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the consolidated financial statements, the Company had a net loss of $31,771 for the year ended December 31, 2003, and a working capital deficiency of $31,684 and stockholders' deficiency of $32,972 as of December 31, 2003. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Weinberg & Company, P.A.


Boca Raton, Florida
March 9, 2004

                        VITA EQUITY, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------




                                     ASSETS
                                     ------

                                                                      June 30,
                                                                        2004            December 31,
                                                                    (unaudited)             2003
                                                                  ----------------    ----------------
CURRENT ASSETS
   Cash                                                           $         7,433     $         1,140
   Accounts receivable:
      Trade                                                                19,300                   -
      Related party                                                        32,592                   -
                                                                  ----------------    ----------------

   TOTAL ASSETS                                                   $        59,325     $         1,140
   ------------                                                   ================    ================


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                       $       104,294     $        23,538
   Deposit payable, related party                                               -               9,286
                                                                  ----------------    ----------------
   Total current liabilities                                              104,294              32,824

Due to Stockholder                                                          1,438               1,288
                                                                  ----------------    ----------------

   TOTAL LIABILITIES                                                      105,732              34,112
                                                                  ----------------    ----------------

STOCKHOLDERS' DEFICIENCY
   Common stock, $.001 par value, 50,000,000 shares
      authorized, 13,220,000 shares issued
      and outstanding at June 30, 2004 and December 31, 2003,
      respectively                                                         13,220              13,220
   Accumulated deficit                                                    (67,732)            (54,814)
   Accumulated other comprehensive income                                   8,105               8,622
                                                                  ----------------    ----------------
   Total stockholders' deficiency                                         (46,407)            (32,972)
                                                                  ----------------    ----------------

   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                 $        59,325     $         1,140
   ----------------------------------------------                 ================    ================











          See accompanying notes to consolidated financial statements.

                         VITA EQUITY INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
               --------------------------------------------------




                                                       Six Months Ended                           Year Ended
                                                       ----------------                           ----------
                                                 June 30,            June 30,
                                                   2004                2003            December 31,        December 31,
                                               (unaudited)         (unaudited)             2003                2002
                                             ----------------    ----------------    ----------------    ----------------

REVENUES:
   Trade                                     $        18,130     $        27,086     $        28,041     $             -
   Related party                                      87,651             128,199             132,719             104,986
                                             ----------------    ----------------    ----------------    ----------------
      Total Revenue                                  105,781             155,285             160,760             104,986

COST OF SALES                                       (100,807)           (137,686)           (142,541)            (92,687)
                                             ----------------    ----------------    ----------------    ----------------

GROSS PROFIT                                           4,974              17,599              18,219              12,299
                                             ----------------    ----------------    ----------------    ----------------

OPERATING EXPENSES
   Professional fees                                   9,492               8,733              33,070               3,234
   Management salaries                                 4,487               2,757               7,135               3,820
   Rent                                                3,366               3,101               6,422               4,457
   Consulting fees                                         -               2,412               2,497                   -
   Agent and transfer fees                               410                 198                 603                 848
   Bank charges and interest                             137                 124                 263                 179
                                             ----------------    ----------------    ----------------    ----------------
      Total Operating Expenses                        17,892              17,325              49,990              12,538
                                             ----------------    ----------------    ----------------    ----------------

NET INCOME (LOSS)                            $       (12,918)    $           274     $       (31,771)    $          (239)
-----------------


Foreign currency translation gain (loss)                (517)                  -              10,550                   -
                                             ----------------    ----------------    ----------------    ----------------

COMPRHENSIVE INCOME
-------------------
(LOSS)                                       $       (13,435)    $           274     $       (21,221)    $          (239)
------                                       ================    ================    ================    ================


NET INCOME (LOSS) PER COMMON
SHARE-BASIC AND DILUTED
                                             $             -     $             -     $             -     $             -
                                             ================    ================    ================    ================

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES -
BASIC AND DILUTED                                 13,220,000           6,194,033           9,197,589           4,704,110
                                             ================    ================    ================    ================



          See accompanying notes to consolidated financial statements.

                         VITA EQUITY INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
               FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003
                    ----------------------------------------




                                                                                                 Accumulated
                                                                   Additional                       Other
                                           Common Stock             Paid-In      Accumulated    Comprehensive
                                       Shares         Amount        Capital        Deficit      Income (Loss)      Total
                                    ------------   ------------   ------------   ------------   -------------   ------------

BALANCE JANUARY 1, 2003              12,320,000    $    12,320    $    49,900    $   (23,043)   $     (1,928)   $    37,249
-----------------------

Stock cancelled                     (12,320,000)       (12,320)       (49,900)             -               -        (62,220)

Stock issued for cash                13,220,000         13,220              -              -               -         13,220


Foreign currency translation gain             -              -              -              -          10,550         10,550


Net Loss                                      -              -              -        (31,771)              -        (31,771)
                                    ------------   ------------   ------------   ------------   -------------   ------------


BALANCE DECEMBER 31, 2003            13,220,000         13,220              -        (54,814)          8,622        (32,972)

Foreign currency translation loss
 (unaudited)                                  -              -              -              -            (517)          (517)

Net loss (unaudited)                          -              -              -        (12,918)              -        (12,918)
                                    ------------   ------------   ------------   ------------   -------------   ------------

BALANCE JUNE 30, 2004 (UNAUDITED)    13,220,000    $    13,220    $         -    $   (67,732)   $      8,105    $   (46,407)
---------------------------------   ============   ============   ============   ============   =============   ============










          See accompanying notes to consolidated financial statements.

                         VITA EQUITY INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)
               AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
               --------------------------------------------------




                                                              Six Months Ended                           Year Ended
                                                              ----------------                           ----------
                                                        June 30,            June 30,
                                                          2004                2003            December 31,        December 31,
                                                      (unaudited)         (unaudited)             2003                2002
                                                    ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                $       (12,918)    $           274     $       (31,771)    $          (239)
   Changes in operating assets and liabilities:
   Accounts receivable:
      Trade                                                 (19,300)            (24,106)                  -                   -
      Related party                                         (32,592)            (47,963)             44,699                (249)
   Accounts payable and accrued liabilities                  80,756             115,470              15,630                 337
   Customer deposit payable                                  (9,286)                  -               9,286                   -
                                                    ----------------    ----------------    ----------------    ----------------
      Net Cash Provided By (Used in) Operating
      Activities                                              6,660              43,675              37,844                (151)
                                                    ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Due to stockholder                                           150                   -                   -                 500
   Repayments to former stockholders for
      cancellation of shares                                      -             (49,000)            (62,200)                  -
   Issuance of common shares                                      -                   -              13,200                   -
                                                    ----------------    ----------------    ----------------    ----------------
      Net Cash Provided By (Used In) Financing
      Activities                                                150             (49,000)            (49,000)                500
                                                    ----------------    ----------------    ----------------    ----------------

      Effect Of Foreign Exchange Rates                         (517)             11,776              10,550                 832
                                                    ----------------    ----------------    ----------------    ----------------

NET INCREASE (DECREASE) IN CASH                               6,293               6,451                (606)              1,181

CASH BEGINNING OF PERIOD                                      1,140               1,746               1,746                 565
                                                    ----------------    ----------------    ----------------    ----------------

CASH - END OF PERIOD                                $         7,433     $         8,197     $         1,140     $         1,746
--------------------                                ================    ================    ================    ================












          See accompanying notes to consolidated financial statements.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------ -----------------------------------------------------------

       (A)   Organization
       ------------------

       The consolidated financial statements of Vita Equity Inc. (the" Company") include the accounts of the parent, Vita Equity, Inc., formed and incorporated in the state of Nevada on July 25, 2000, and its wholly owned subsidiary Vita Equity Inc., a Canadian company. On September 20, 2000, the Company acquired all of the outstanding common shares of Vita Equity Inc. (Canada), a manufacturer of custom ordered jewelry from precious metals and precious stones. Vita Equity Inc. (Canada) acts as the Company's operating subsidiary for all of the Company's operations.

       The Company is involved in the manufacture of custom ordered jewelry from precious metals and precious stones. The Company currently has one full time employee and utilizes third party contractors for the purchase of raw jewelry materials, the design of product and manufacture of product.

       (B)   Principles of Consolidation
       ---------------------------------

       The accompanying consolidated financial statements of the Company include the accounts of the parent entity and its wholly owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

       (C)   Use of Estimates
       ----------------------

       The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

       (D)   Fair Value of Financial Instruments
       -----------------------------------------

       For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

       The carrying amounts of the Company's financial instruments, including cash, accounts receivable, due from related party, accounts payable and accrued liabilities and customer deposit payable at June 30, 2004 and December 31, 2003 approximates their fair values due to the short-term nature of these instruments.

       (E) Income (Loss) Per Common Share
       ----------------------------------

       Net income (loss) per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during each period. The Company does not have any common stock equivalents.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


       (F)    Foreign Currency Transactions
       ------------------------------------

       Assets and liabilities of the foreign subsidiary, whose functional currency is the local currency, are translated at year-end exchange rates. Capital accounts are re-measured into U.S. dollars at the acquisition date rates. Income and expense items are translated at the average rates of exchange prevailing during the year. The adjustments resulting from translating the financial statements of such foreign subsidiaries is reflected as a separate component of stockholder's equity. Foreign currency transaction gains or losses are reported in results of operations.

       (G)    Comprehensive Income (Loss)
       ----------------------------------

       The foreign currency translation gains and losses resulting from the translation of the consolidated financial statements of the Company and its subsidiary expressed in Canadian dollars to United States dollars are reported as Accumulated Other Comprehensive Income (Loss) in the accompanying Consolidated Statements of Stockholders' Deficiency.

       Other Comprehensive Income (Loss) was $ 10,550 and $(517) for the year ended December 31, 2003 and for the six months ended June 30, 2004, respectively.

       (H)    Income Taxes
       -------------------

       Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (I)    Recent Accounting Pronouncements
       ---------------------------------------

       In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of accounting Research Bulletin ("ARB") No. 51 "Consolidated Financial Statement". In December 2003, the FASB issued a revised version of FIN 46 (FIN 46R) that replaced the original FIN 46. Interpretation No. 46R addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected loss.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


       Interpretation No. 46R, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary. Interpretation No. 46 as revised, applies to small business issues no later than the end of the first reporting period that ends after December 15, 2004.

       This effective date includes those entities to which Interpretation No. 46R had previously been applied. However, prior to the required application of Interpretation No. 46R, a public entity that is a small business issuer shall apply Interpretation No. 46R or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

       Interpretation No. 46R may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

       In June 2003, the FASB issued an Exposure Draft for a proposed statement of financial accounting standards ("SFAS") entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of Transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS 140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obligated a transferor of financial assets, its affiliates or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

       In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

       In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity'. SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

       SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash and other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


       SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirely. Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this SFAS are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This SFAS shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

       The Company does not believe that the adoption of the above recent pronouncements will have a material effect on the Company's consolidated financial position or results of operations.

       (J)    Credit Concentrations
       ----------------------------

       At times, the Company may exceed the FDIC limit of $100,000 in one banking institution. There was no uninsured amount at December 31, 2003 or June 30, 2004.

       (K)    Revenue Recognition
       --------------------------

       The Company recognizes revenue from sale or use of its products, ratably, over applicable contract periods or as services are performed.

       (L)    Accounts Receivable and Allowance for Doubtful Accounts
       --------------------------------------------------------------

       The Company grants credit to its customers and performs ongoing credit evaluation. The Company generally does not require collateral or charge interest.

       The Company establishes an allowance for doubtful accounts on a case-by-case basis when it believes the required payment of specific amounts owed is unlikely to occur after a review of historical collection experience, subsequent collections and management's evaluation of existing economic conditions.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 2 RELATED PARTY TRANSACTIONS
------ --------------------------

       Related party transactions consist of the following:

                       Six Months    Six Months
                         Ended          Ended
                        June 30,      June 30,       Year Ended      Year Ended
                          2004          2003        December 31,    December 31,
                      (unaudited)    (unaudited)        2003            2002
                      -----------    -----------        ----            ----

       Sales          $  87,651      $  128,199     $  132,719      $  104,986
       Consulting     $       -      $    2,412     $    2,497      $        -
       Rent           $   3,366      $    3,101     $    6,422      $    4,457

       Related party sales represent sales to a company owned by a beneficial stockholder of the Company. At June 30, 2004, $32,592 was due from the related party for sales. Also, at December 31, 2003, the Company has a deposit payable to this related party amounting to $9,286.

       For the year ended December 31, 2003, an officer of the Company performed financial consulting services for the Company amounting to $2,497 (June 30, 2003 - $2,412).

       The Company leases office space from a company owned by a beneficial stockholder of the Company. In October 2003, the Company renewed the lease which now expires in September 2005 and requires monthly lease payments of $561. Included in accounts payable at June 30, 2004 was $6,139 and at December 31, 2003, $2,900 was due to the related party for rent. Minimum lease payments under the renewed lease are $9,000 CAD and $6,750 CAD for 2004 and 2005, respectively.

NOTE 3 CUSTOMER CONCENTRATION
------ ----------------------

       Sales to two customers aggregated 100% of the Company's total sales for the years ended December 31, 2003 and 2002. For the years ended December 31, 2003 and December 31, 2002, one customer, a related party, accounted for 82% and 100% of the sales respectively.

       Sales to two customers aggregated 100% of the Company's total sales for the six months ended June 30, 2004 and 2003. For the six months ended June 30, 2004 and 2003 one customer, a related party, accounted for 83% and 83% of the sales respectively.

NOTE 4 STOCKHOLDERS' DEFICIENCY
------ ------------------------

       In July 2000, upon incorporation, 20,000 common shares were issued pursuant to Rule 506 of Regulation D at the cost of $0.001 per common share. This issuance of common shares was compensation for services which included incorporating the Company and acting as Director and Officer. Between September 15, 2000 and January 31, 2001, pursuant to Rule 504 of Regulation D, the Company received subscription agreements from certain investors to purchase an aggregate of 12,300,000 of our common shares, at a purchase price of either $0.001 or $0.50 per common share for total gross proceeds of $62,200. On or about March 1, 2003, the Company authorized the cancellation of all shares issued pursuant to this offering and refunded all the money received pursuant thereto. Between April 1, 2003 and June 30, 2003, pursuant to Regulation S, the Company received and accepted subscription agreements from certain investors to purchase and aggregate of 13,200,000 of our common shares, at a purchase price of $0.001 per common share for total gross proceeds to us of $13,200.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


NOTE 5 GOING CONCERN
------ -------------

       The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company had a net loss of $12,918 for the six months ended June 30, 2004 (unaudited) and $31,771 for the year ended December 31, 2003 and working capital deficiency of $44,969 and stockholders' deficiency of $46,407 as of June 30, 2004 (unaudited). These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan is to continue to attempt to raise additional capital until such time the Company is able to generate sufficient operating revenue.

       In view of these matters, realization of certain of the assets in the accompanying consolidated financial statements is dependent upon continued operation of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

NOTE 6 INCOME TAXES
------ ------------

       Significant components of the Company's deferred income tax assets at December 31, 2003 and 2002 are as follows:

                                             December 31,      December 31,
                                                 2003              2002
                                                 ----              ----

       Deferred income tax asset:
       Net operating loss carry forward     $     11,817       $   3,421
                                            ------------       ---------
       Total deferred income tax asset            11,817           3,421

            Valuation allowance                  (11,817)         (3,421)
                                            -------------     -----------

       Net deferred income tax asset        $          -       $       -
                                            ------------       ---------

       The Company, based upon its history of losses and management's assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

                         VITA EQUITY INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 2004 (UNAUDITED)
                              AND DECEMBER 31, 2003
                              ---------------------


       Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

                                                      December 31,  December 31,
                                                          2003          2002
                                                          ----          ----

       Tax expense at the U.S. statutory income tax
       rate                                              (34.0%)       (34.0%)
       Increase in the valuation allowance                34.0          34.0
                                                      ------------  -----------
       Effective income tax rate                               -              -
                                                      ============  ===========

       Net operating loss carry forwards from Canadian operations totaling approximately $34,990 at June 30, 2004 (unaudited) are being carried forward. The net operating loss carry forwards expire at various dates through 2007 for Canadian income tax purposes.

       Net operating loss carry forwards from U.S. operations totaling approximately $12,684 federal at June 30, 2004 (unaudited) are being carried forward. The net operating loss carry forwards expire at various dates through 2024 for federal purposes.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
               --------------------------------------------------

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes. Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our directors or officers for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.


              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
              ----------------------------------------------------

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

SEC Filing Fee                                              $    209.53
Printing Engraving Expenses                                 $    500.00
Legal Fees and Expenses                                     $  5,000.00
Accounting and Audit Fees                                   $  6,000,00
Total                                                       $ 11,709.53


                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
                ------------------------------------------------

In July, 2000, upon our incorporation, we issued 20,000 of our common shares to Mr. George Polyhronopoulos pursuant to Rule 506 of Regulation D at the cost of $0.001 per common share. This issuance was compensation for services provided by Mr. Polyhronopoulos which included incorporating the Company and acting as our first Director and officers.

Between September 15, 2000 and January 31, 2001, pursuant to Rule 504 of Regulation D, we received subscription agreements from certain investors to purchase an aggregate of 12,300,000 of our common shares, at a purchase price of either $0.001 or $0.50 per common share for total gross proceeds to us of $62,200. But for Mr. George Polyhronopoulos none of the purchasers of shares were residents of the United States and each purchaser was, either accredited or we reasonably believed had such knowledge and experience in financial and business matters that each was capable of evaluating the merits and risks of their investment. Each of theses sales of securities were made outside of the United States and no directed selling efforts were made in the United States. All investors were personally known by one or more of the Directors. On or about March 1, 2003, the Company authorized the cancellation of all shares issued pursuant to this offering and refunded all the money received pursuant thereto.

Between April 1, 2003 and June 30, 2003, pursuant to Regulation S, the Company received and accepted subscription agreements from certain investors to purchase and aggregate of 13,200,000 of our common shares, at a purchase price of $0.001 per common share for total gross proceeds to us of $13,200. But for Mr. George Polyhronopoulos, none of the purchasers of shares were residents of the United States and each purchaser was, either accredited or we reasonably believed had such knowledge and experience in financial and business matters that each was capable of evaluating the merits and risks of their investment. Each of theses sales of securities were made outside of the United States and no directed selling efforts were made in the United States. All investors were personally known by one or more of the Directors.

The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.

As of  September  15,  2004,  there were  13,220,000  shares of our common stock
outstanding.   None  of  our  selling   shareholders   in  this  prospectus  are
broker-dealers or affiliates of broker-dealers.


Name of Beneficial                     Residency                   Number of Shares         Proceeds
Owner
-------------------------   --------------------------------    ----------------------   --------------
Stuart McPherson              Vancouver, British Columbia             2,165,000          $    2,165
Elvira Stinghi                      Florence, Italy                     605,000                 605
Gianpaolo Stinghi                   Florence, Italy                     600,000                 600
Salvatore Matino              Vancouver, British Columbia               575,000                 575
Dwight Webb                   Vancouver, British Columbia             1,500,000               1,500
Alessandra Bordon              Burnaby, British Columbia                595,000                 595
Alexander Ozer                Vancouver, British Columbia               600,000                 600
Claudia Cusano              West Vancouver, British Columbia            525,000                 525
Franco Perrotta                Burnaby, British Columbia                600,000                 600
Marcella Cusano             North Vancouver, British Columbia           550,000                 550
Nazarino Matino               Vancouver, British Columbia               600,000                 600
Nuvo Magazine, Ltd.           Vancouver, British Columbia               610,000                 610
Gianni Meneghin               Vancouver, British Columbia               600,000                 600
Donald Currie                 Vancouver, British Columbia               605,000                 605
George Polyhronopoulos            Scottsdale, Arizona                   320,000                 300
Jeffrey Miller              North Vancouver, British Columbia           595,000                 595
Hon Chiu Wong                  Richmond, British Columbia               575,000                 575
Wei Xin He                    Vancouver, British Columbia               100,000                 100



                                       36




Marie Cavak                    Richmond, British Columbia               100,000                 100
Ruby Montgomery             New Westminster, British Columbia           100,000                 100
Albert Hu                     Vancouver, British Columbia               100,000                 100
Yi Zing Zhou                   Burnaby, British Columbia                100,000                 100
Dallas Thompson               Vancouver, British Columbia               100,000                 100
Jennifer Crosby               Vancouver, British Columbia               100,000                 100
Shawn Crosby                  Vancouver, British Columbia               100,000                 100
Simmy Mui                     Vancouver, British Columbia               100,000                 100
John Ng                       Vancouver, British Columbia               100,000                 100

TOTAL                                                                13,220,000          $   13,200

(a)  Underwriters and Other Purchasers.
     Not Applicable

(b)  Consideration
     See (a) Above

(c)  Exemption from Registration Claimed.


                                ITEM 27. EXHIBITS
                                -----------------

A.   EXHIBITS
-------------

The following exhibits are attached hereto:

Exhibit
Number    Title
-------   ----------------

 3.1      Articles of Incorporation of Vita Equity, Inc.
 3.2      Bylaws of Vita Equity, Inc.
 4.1      Specimen of ordinary share certificate
 5.1 Opinion of Clark, Wilson Barristers & Solicitors as to the validity of the securities offered hereby
10.1      Material Contract - Assignment and Assumption Agreement
10.2      Material Contract - Declaration of trust
23.1      Consent of Weinberg & Company, P.A.
23.2      Consent of Clark, Wilson Barristers & Solicitors (specified in Exhibit
          5.1)
24.1      Power  of  Attorney   (Contained  on  the  signature   pages  of  this
          Registration Statement)

B.   FINANCIAL STATEMENT SCHEDULES
----------------------------------

All schedules are omitted because they are not applicable or the required information is shown in out consolidated financial statements and related notes attached to this prospectus.

                              ITEM 28. UNDERTAKINGS
                              ---------------------

The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i)  To include any Prospectus required by section 10(a)(3) of the Act;
    (ii) To reflect in this Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.
(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.
(5) For determining any liability under the Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY
-----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dwight Webb his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURES
----------

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 15, 2004.

SIGNATURE                                 TITLE

/s/  Dwight Webb                          President, Chief Executive Officer and
                                          Director
-------------------------------

/s/  Michael Hu                           Director
-------------------------------


/s/ Mauro Baessato                        Secretary, Treasurer
-------------------------------

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on September 15, 2004.

VITA EQUITY, INC.

/s/  Dwight Webb                          President, Chief Executive Officer and
                                          Director
-------------------------------

/s/  Michael Hu                           Director
-------------------------------


/s/ Mauro Baessato                        Secretary, Treasurer
-------------------------------